FOR IMMEDIATE RELEASE

Media Contacts:      Financial Contact:
Loan T. Duong        Stuart Fuhlendorf
Metawave             Chief Financial Officer
Communications       Metawave Communications
Tel: (425) 702-6535  Tel: (425) 702-5600
loand@metawave.com   stuart.fuhlendorf@metaw
                     ave.com

Nina Velasquez
Text 100 Public
Relations
Tel: (206) 381-3791
ninav@text100.com


         Metawave Incurs Damage in Taipei Building Fire

  REDMOND, Wash.   May 15, 2001  Metawave Communications Corp.
(NASDAQ: MTWV), a global provider of smart antenna solutions that increase voice and data capacity for wireless carriers, today announced that its office in Taiwan was affected by a major fire in Taipei in the early morning hours of Saturday, May 12, 2001.

  Metawave's Taiwan office in one of the damaged buildings housed its sales, service and manufacturing operations. Damages are extensive and will require the relocation of the facility.
Metawave expects that the majority of the loss will be covered by insurance. Plans to relocate and find new office and manufacturing space are under way.

  "Fortunately, no one has been hurt in this disaster," said Bob Hunsberger, chairman of the board and chief executive officer of Metawave. "The loss of our GSM manufacturing facility is particularly unfortunate since we've been seeing increased demand for our SpotLight GSM product in the Asian market. As a result of this loss, we will be able to ship little or no GSM product in the second quarter of 2001; however, given this demand, we anticipate that we will make up this shortfall during the third and fourth quarters of this year."

ABOUT METAWAVE

Metawave Communications Corp. is a global provider of smart antenna solutions that increase voice and data capacity for wireless carriers. The company's SpotLightr smart antenna offerings provide operators of CDMA, GSM, analog and next generation 3G wireless networks with cost-effective capacity solutions that improve wireless network performance. Metawave's smart antenna systems have been deployed worldwide by leading wireless providers to meet rapidly increasing demand for wireless voice and data services. Founded in 1995, the company is headquartered in Redmond, Washington, with offices in California, Mexico City, New Jersey, Sao Paulo, Shanghai, Taipei and Texas. For more information, call 1-888-METAWAVE or visit the company's Web site at http://www.metawave.com.

                               ###

Metawave and SpotLight are trademarks of Metawave Communications Corporation.

Except for the historical information presented, the matters discussed in this press release may contain forward-looking statements relating to the future sale of Metawave's products and services and future operating results, as well as other future events, circumstances, trends, plans and prospects and are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These are forward looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Factors which could cause results or events to differ from current expectations include, among other things: our ability to source needed components for our GSM products from suppliers on an expedited basis; our ability to establish new manufacturing capabilities on an expedited basis; dependence on a limited number of wireless network operators for substantially all of our revenue; reliance on a single exclusive outsourced manufacturer of our antenna systems; delays in installation of our products which could cause delays in payment and revenue recognition; sales in international markets; and the slowdown in capital spending of the wireless network operators who are our customers. For additional information on these and other factors which could affect Metawave's operating and financial results, see the reports filed by Metawave with the United States Securities and Exchange Commission. Metawave disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.